Exhibit 23.1
COMMUNITY CAPITAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66402), relating to the Community Capital Corporation Common Stock Dividend Reinvestment and Common Stock Purchase Plan; the Registration Statement on Form S-8 (No. 333-116856), relating to the Community Capital Corporation 2004 Equity Incentive Plan; and the Registration Statement on Form S-8 (No. 033-81304), relating to the Community Capital Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions),  of our report dated June 22, 2011, with respect to the statements of net assets available for benefits of the Community Capital Corporation Employee Stock Ownership Plan as of December 31, 2010 and 2009, and the statement of changes in net assets available for benefits for the year ended December 31, 2010, and the supplemental schedule H, line 4i - Schedule of Assets  Held at End of Year as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 11-K of Community Capital Corporation Employee Stock Ownership Plan.

/s/ Elliott Davis, LLC
Columbia, South Carolina
June 22, 2011